EXHIBIT 99.23(i)
                                                                ---------------



KIRKPATRICK & LOCKHART LLP                         1800 Massachusetts Avenue, NW
                                                   Second Floor
                                                   Washington, DC  20036-1221
                                                   202.778.9000
                                                   www.kl.com





                                February 14, 2002


Meehan Mutual Funds, Inc.
1900 M Street, N.W.
Suite 600
Washington, D.C. 20036

Ladies and Gentlemen:

         You have requested our opinion, as counsel to Meehan Mutual Funds, Inc. (the "Company"), as to certain matters regarding the issuance of Shares of the Company. As used in this letter, the term "Shares" means the shares of beneficial interest of the Meehan Focus Fund, the single series of the Company.

         As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation and by-laws and such resolutions and minutes of meetings of the Company's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) in the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

         Based on present laws and facts, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when sold in accordance with the terms contemplated by Post-Effective Amendment No. 2 to the Company's Registration Statement on Form N-1A ("PEA"), including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

         We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the PEA.

                                Very truly yours,

                                /s/ Kirkpatrick & Lockhart LLP

                                KIRKPATRICK & LOCKHART LLP